UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 17, 2009


                        ADVANCED TECHNOLOGIES GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                         0-30987                  80-0987213
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

     331 Newman Springs Road
       Bld. 1, 4Fl. Suite 143
          Red Bank, NJ                                              07701
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732-784-2801)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
          AUDIT REPORT OR COMPLETED INTERIM REVIEW.

The Chief Financial Officer of Advanced Technologies Group Ltd. (the "Company") in consultation with the Board of Directors and Donohue Associates, L.L.C., its independent registered public accounting firm, have determined that it is necessary to amend and restate the Company's financial statements for the fiscal year ended January 31, 2009 as well as the Company's quarterly reports for the periods ended April 30, 2009 and July 31, 2009 with respect to the timing of the sale of the Company's approximate 25% joint venture interest (the "Membership Interest") in interest in FX Direct LLC ("FX Direct").

On January 26, 2009, the Company entered into a purchase and sale agreement (the "Purchase Agreement"), by and among the Company, FX Direct as purchaser (the "Purchaser"), MaxQ Investments, LLC ("MaxQ") which is the majority member of the Purchaser and Tradition N.A. ("Tradition"), the remaining member of the Purchaser, pursuant to which the Company agreed to sell (the "Sale") its Membership Interest in FX Direct to FX Direct. On March 17, 2009, the Company completed the Sale of the Membership Interest to FX Direct. The Agreement provided that it was effective as of December 31, 2008, as a result of which the Company was not entitled to receive any allocations of profit , loss or distributions from FX Direct on account of its Membership Interest following such date.

The Company originally accounted for the Sale as being effective in the fiscal year ended January 31, 2009. However, following review of comments from the Staff of the Securities and Exchange Commission, the Company has determined that the closing of the Sale should be recorded in the first quarter of fiscal 2010.

In light of the conclusion to restate the Company's financial statements, the Company's management and Board of Directors have concluded that readers should no longer rely on the Company's previously filed financial statements and other financial information for the fiscal year ended January 31, 2009 and the quarterly reports for the periods ended April 30, 2009 and July 31, 2009. Revised financial statements for these periods will be included in an amendment to the Company's fiscal 2009 Form 10-K and amended quarterly reports on Form 10-Q for the periods ended April 30, 2009 and July 31, 2009 that the Company will file with the SEC.

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
A highlight of the changes to specific accounts and earnings (loss) per share calculations for fiscal year ended January 31, 2009 is as follows:

                                               As Reported          As Restated
                                                31-Jan-09            31-Jan-09
                                               -----------          -----------

Total assets                                   $26,147,336          $ 2,549,394
Total liabilities                              $ 9,941,209          $ 3,498,970
Shareholders' equity (deficit)                 $16,206,127          $  (949,576)
Gain on disposal of discontinued component     $17,155,703          $         0
Net income (loss)                              $16,617,629          $  (538,074)
Fully diluted earnings (loss) per share        $      0.80          $     (0.03)

A highlight of the changes to specific accounts and earnings (loss) for share calculations for the fiscal quarter ended April 30, 2009 is as follows:

                                               As Reported          As Restated
                                                30-Apr-09            30-Apr-09
                                               ------------         ------------

Total assets                                   $ 22,150,304         $ 22,150,304
Total liabilities                              $  6,209,438         $  6,209,438
Shareholders' equity (deficit)                 $ 15,940,866         $ 15,940,866
Gain on disposal of discontinued component     $          0         $ 17,155,703
Net income (loss)                              $   (265,261)        $ 16,890,442
Fully diluted earnings (loss) per share        $      (0.02)        $       0.93


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
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ADVANCED TECHNOLOGIES GROUP, LTD.


                                 By: /s/ Alex Stelmak
                                    ------------------------------------------
                                 Name:  Alex Stelmak
                                 Title: Chief Executive Officer

Date: November 17, 2009


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